UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2015

 NETGEAR, INC.
(Exact name of Registrant as specified in its charter)

Delaware	000-50350	77-0419172
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

350 East Plumeria Drive
San Jose, CA 95134
(Address, including zip code, of principal executive offices)

(408) 907-8000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders of the Company was held on June 2, 2015, at the Company's headquarters located at 350 East Plumeria Drive, San Jose, California, 95134, pursuant to the Notice sent on or about April 17, 2015 to all stockholders of record at the close of business on April 6, 2015.

At the meeting, 31,579,121 shares were represented in person or by proxy, which constituted a quorum. The results of the four proposals were as follows:

1. The election of nine (9) directors to serve until the next Annual Meeting of Stockholders:

	For	Withheld	Broker Non-votes
Jocelyn Carter-Miller	29,784,429	15,957	1,778,735
Ralph E. Faison	29,452,022	348,364	1,778,735
A. Timothy Godwin	29,641,747	158,639	1,778,735
Jef Graham	29,784,966	15,420	1,778,735
Patrick C.S. Lo	29,222,780	577,606	1,778,735
Gregory J. Rossmann	29,368,773	431,613	1,778,735
Barbara V. Scherer	29,787,320	13,066	1,778,735
Julie A. Shimer	29,598,233	202,153	1,778,735
Thomas H. Waechter	29,191,177	609,209	1,778,735

2. Approval of the ratification of the appointment of PricewaterhouseCoopers, LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2015:

For:	31,317,653
Against:	255,870
Abstain:	5,598
Broker Non-Votes:	0

3. Approval of the non-binding advisory proposal regarding executive compensation:

For:	29,395,568
Against:	383,978
Abstain:	20,840
Broker Non-Votes:	1,778,735

4. Approval of amendments to the Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws to eliminate supermajority stockholder vote requirements and replace them with majority vote requirements:

For:	29,765,119
Against:	28,503
Abstain:	6,764
Broker Non-Votes:	1,778,735

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NETGEAR, INC.

Dated: June 3, 2015	By:	/s/ Andrew W. Kim
Andrew W. Kim
Senior Vice President, Corporate Development and General Counsel